                                                                  Exhibit 23(a)

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Danaher Corporation and to the incorporation by reference therein of our report dated January 29, 2003, with respect to the consolidated financial statements of Danaher Corporation as of and for the year ended December 31, 2002, included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
April 28, 2003